Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports Third Quarter 2024 Results and Provides Updated Outlook

NEWPORT NEWS, Va. (October 31, 2024) - HII (NYSE: HII) today reported results for the third quarter of fiscal 2024 and provided an update on its outlook.

Highlights
•Third quarter revenues were $2.7 billion
•Third quarter net earnings were $101 million or $2.56 diluted earnings per share
•Third quarter free cash flow1 was $136 million
•Company is providing updated fiscal 2024 outlook
•Company is withdrawing 5-year free cash flow1 outlook

Third Quarter Results
Third quarter 2024 revenues of $2.7 billion were down 2.4% from the third quarter of 2023, driven by lower volume at Ingalls Shipbuilding and Newport News Shipbuilding, partially offset by growth at Mission Technologies.

Operating income in the third quarter of 2024 was $82 million and operating margin was 3.0%, compared to $172 million and 6.1%, respectively, in the third quarter of 2023. The decreases were primarily driven by lower segment operating income1 compared to the prior year.

Segment operating income1 in the third quarter of 2024 was $97 million and segment operating margin1 was 3.5%, compared to $187 million and 6.6%, respectively, in the third quarter of 2023. The decreases were driven primarily by performance at Newport News Shipbuilding, which included a net unfavorable cumulative adjustment of $78 million, as well as lower performance at Ingalls Shipbuilding.

Net earnings in the quarter were $101 million, compared to $148 million in the third quarter of 2023. Diluted earnings per share in the quarter was $2.56, compared to $3.70 in the third quarter of 2023.

Net cash provided by operating activities in the quarter was $213 million and free cash flow1 was $136 million, compared to net cash provided by operating activities of $335 million and free cash flow1 of $293 million in the third quarter of 2023.

New contract awards in the third quarter of 2024 were $3.6 billion, bringing total backlog to approximately $49.4 billion as of September 30, 2024. Awards in the third quarter of 2024 included approximately $565 million related to the multi-ship amphibious award at Ingalls Shipbuilding.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit 99.1 News Release

Commentary on Third Quarter Results

“Two issues have impacted our results and guidance for the year," said Chris Kastner, HII’s president and CEO.

"First, based on constructive discussions with our Navy partner, we expected to reach an agreement for Virginia-class Block V and Block VI and Columbia-class submarines in the second half of 2024.
"Starting this fall, some uncertainty emerged about the timing of that agreement. While we are confident an agreement will be reached and discussions continue, we have updated our profitability and cash flow assumptions based on the uncertain timing and structure of the award.

"We continue to pursue innovative contracting approaches that incentivize greater investments in our workforce, facilities and technology. These investments are critical to yield accelerated program schedules that meet the urgent needs of the Navy.

"Second, our assumptions of performance improvement and risk reduction have not been achieved, due to late critical material deliveries from the supply chain and reduced experience levels within our teams, both in production touch labor and supervision. This leads to labor inefficiency, and in some cases to rework, which can affect program schedules.

"It bears repeating that nearly all of the ships currently under construction were negotiated prior to COVID, and since those contracts were signed we have seen a significant loss of shipbuilding experience in our yards. Those ship contracts, which we are still operating under at Newport News, did not anticipate in their cost targets and risk limiting clauses the significant disruption of our workforce and supply chain, or extended periods of heightened cost inflation.

“Let me be clear: delays and cost increases on these ships are unacceptable to me, my team, and all of us at HII. Looking ahead, we continue to take decisive actions to focus on the fundamentals of shipbuilding to ensure that we finish these ships, get them delivered to the Navy, and transition to ships negotiated in the context of our current economic reality.

"To summarize, we remain focused on optimizing our operations, improving our cost structure and shipbuilding performance, and driving higher throughput. We firmly believe the actions we are taking will enable us to stabilize performance as we continue to work through these ship contracts."

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit 99.1 News Release

HII Financial Outlook1
•FY24 shipbuilding revenue2 expected to be approximately $8.8B
•FY24 shipbuilding operating margin2 expected to be between 5.0% and 6.0%
•Increasing FY24 Mission Technologies expected revenue range to between $2.8B and $2.85B
•Increasing FY24 Mission Technologies expected operating margin2 to approximately 3.75%
•Capital expenditures expected to be approximately 3.4% of sales
•FY24 free cash flow2,3 expected to be between $0M and $100M
•Withdrawing previous five-year (2024-2028) free cash flow2 outlook

	Prior FY24 Outlook[1]	Current FY24 Outlook[1]
Shipbuilding Revenue[2]	$8.8B - $9.1B	~$8.8B
Shipbuilding Operating Margin[2]	7.6% - 7.8%	5.0% - 6.0%
Mission Technologies Revenue	$2.75B - $2.8B	$2.8B - $2.85B
Mission Technologies Segment Operating Margin[2]	3.0% - 3.5%	~3.75%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%	8.0% - 8.5%

Operating FAS/CAS Adjustment	($63M)	($61M)
Non-current State Income Tax Benefit/Expense[2,4]	~$0M	~$0M
Interest Expense	($95M)	($97M)
Non-operating Retirement Benefit	$178M	$180M
Effective Tax Rate	~21%	~17%

Depreciation & Amortization	~$350M	~$350M
Capital Expenditures	~5.3% of Sales	~3.4% of Sales
Free Cash Flow[2,3]	$600M - $700M	$0M - $100M

1The financial outlook, expectations and other forward-looking statements provided by the company for 2024 and beyond reflect the company's judgment based on the information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.
3Outlook is based on current tax law and assumes the provisions requiring capitalization of R&D expenditures for tax purposes are not deferred or repealed.
4Outlook is based on current tax law. Repeal or deferral of provisions requiring capitalization of R&D expenditures would result in elevated non-current state income tax expense.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions, except per share amounts)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Sales and service revenues	$2,749	$2,816	$(67)	(2.4)%	$8,531	$8,277	$254	3.1%
Operating income	82	172	(90)	(52.3)%	425	469	(44)	(9.4)%
Operating margin %	3.0%	6.1%		(313) bps	5.0%	5.7%		(68) bps
Segment operating income[1]	97	187	(90)	(48.1)%	470	512	(42)	(8.2)%
Segment operating margin %[1]	3.5%	6.6%		(311) bps	5.5%	6.2%		(68) bps
Net earnings	101	148	(47)	(31.8)%	427	407	20	4.9%
Diluted earnings per share	$2.56	$3.70	$(1.14)	(30.8)%	$10.81	$10.18	$0.63	6.2%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues	$664	$711	$(47)	(6.6)%	$2,031	$1,952	$79	4.0%
Segment operating income[1]	49	73	(24)	(32.9)%	165	193	(28)	(14.5)%
Segment operating margin %[1]	7.4%	10.3%		(289) bps	8.1%	9.9%		(176) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the third quarter of 2024 were $664 million, a decrease of $47 million, or 6.6%, from the same period in 2023, primarily driven by lower volumes in amphibious assault ships and the
Legend-class National Security Cutter program, partially offset by higher volumes in surface combatants.

Ingalls Shipbuilding segment operating income1 for the third quarter of 2024 was $49 million, a decrease of $24 million from the same period in 2023. Segment operating margin1 in the third quarter of 2024 was 7.4%, compared to 10.3% in the same period last year. The decreases were primarily driven by lower performance on amphibious assault ships and surface combatants.

Key Ingalls Shipbuilding milestones for the quarter:
•Awarded a $9.6 billion multi-ship procurement contract for the construction of LPD 33, 34 and 35 and large-deck amphibious ship LHA 10

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues	$1,412	$1,453	$(41)	(2.8)%	$4,381	$4,468	$(87)	(1.9)%
Segment operating income[1]	15	90	(75)	(83.3)%	208	269	(61)	(22.7)%
Segment operating margin %[1]	1.1%	6.2%		(513) bps	4.7%	6.0%		(127) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the third quarter of 2024 were $1.4 billion, a decrease of $41 million, or 2.8%, from the same period in 2023. The decrease was driven primarily by lower volumes in naval nuclear support services and unfavorable cumulative adjustments on the Virginia-class submarine program and aircraft carriers, partially offset by higher volumes in the Columbia-class submarine program.

Newport News Shipbuilding segment operating income1 for the third quarter of 2024 was $15 million, a decrease of $75 million from the same period in 2023. Segment operating margin1 in the third quarter of 2024 was 1.1% compared to 6.2% in the same period last year. The decreases were primarily driven by lower performance on the Virginia-class submarine program and aircraft carriers. Newport News Shipbuilding third quarter 2024 results included a net unfavorable cumulative adjustment totaling $78 million, including $34 million on Block IV of the Virginia-class submarine program.

Key Newport News Shipbuilding milestones for the quarter:
•Shipped final module of Virginia-class submarine Utah (SSN 801)

Mission Technologies

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues	$709	$685	$24	3.5%	$2,224	$1,954	$270	13.8%
Segment operating income[1]	33	24	9	37.5%	97	50	47	94.0%
Segment operating margin %[1]	4.7%	3.5%		115 bps	4.4%	2.6%		180 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Mission Technologies revenues for the third quarter of 2024 were $709 million, an increase of $24 million, or
3.5%, from the same period in 2023. The increase was primarily due to higher volumes in cyber, electronic warfare & space.

Mission Technologies segment operating income1 for the third quarter of 2024 was $33 million, compared to $24 million in the third quarter of 2023. Segment operating margin1 in the third quarter of 2024 was 4.7%, compared to 3.5% in the same period last year. The increases were primarily driven by higher volumes described above and higher equity income from nuclear and environmental joint ventures.

Mission Technologies results included approximately $25 million of amortization of purchased intangible assets in the third quarter of 2024, compared to approximately $27 million in the same period last year.

Mission Technologies EBITDA margin1 in the third quarter of 2024 was 8.9%, an increase from 8.2% in the third quarter of 2023.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Key Mission Technologies milestones for the quarter:
•Awarded $6.7 billion contract to provide electronic warfare engineering and technical services support for the U.S. Air Force
•Awarded $3 billion Federal Government task order for national security services and new and emerging technology
•Awarded $458 million contract to modernize communications and information technology (IT) networks for the U.S. Department of Defense
•Awarded $209 million contract to support U.S. Air Force weapons systems development and sustainment
•Awarded $197 million contract to research and develop technology enhancements for U.S. Army ground combat vehicles
•Awarded $75 million task order to provide systems engineering support for integrated training systems used onboard ships to enhance combat preparedness for sailors
•Awarded task order to support U.S. Air Force sustainment of special-purpose aircraft
•Delivered advanced REMUS 620 UUVs to NOAA less than 24 months after unveiling
•Awarded five-year contract to provide global supply chain services to the Australian Government’s Department of Defence
•Achieved funded book-to-bill of 2.2x in the third quarter and 1.3x year to date

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

About HII

HII is a global, all-domain defense provider. HII’s mission is to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.

As the nation’s largest military shipbuilder, and with a more than 135-year history of advancing U.S. national security, HII delivers critical capabilities extending from ships to unmanned systems, cyber, ISR, AI/ML and synthetic training. Headquartered in Virginia, HII’s workforce is 44,000 strong. For more information, please visit www.HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A telephone replay of the conference call will be available from noon today through Thursday, November 7th by calling (866) 813-9403 or (929) 458-6194 and using access code 916957.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Cautionary Statement Regarding Forward-Looking Statements and Projections
Statements in this earnings release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," “guidance,” “projections,” “outlook,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively; the adequacy and sufficiency of our resources, including labor and facilities, to allow us to meet our production schedules and timelines and achieve desired performance improvement and risk reduction targets over time; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; the availability and pricing of raw materials and components from our suppliers; adverse economic conditions in the United States and globally; health epidemics, pandemics, and similar outbreaks; our ability to attract, retain, and train a qualified workforce; disruptions impacting global supply, including those resulting from the ongoing conflict between Russia and Ukraine and in the Middle East; changes in key estimates and assumptions regarding our pension and retiree health care costs; investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings, including the impact that any such proceedings may have on our reputation or ability to do business; improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate; security threats, including cyber security threats, and related disruptions; and other risk factors discussed herein and in our other filings with the SEC. Additional factors include those described in our 2023 Annual Report on Form 10-K, including under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” in our subsequent quarterly reports on Form 10-Q, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our subsequent filings with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2024	2023	2024	2023
Sales and service revenues
Product sales	$1,761	$1,835	$5,474	$5,543
Service revenues	988	981	3,057	2,734
Sales and service revenues	2,749	2,816	8,531	8,277
Cost of sales and service revenues
Cost of product sales	1,556	1,541	4,720	4,711
Cost of service revenues	871	859	2,682	2,411
Income from operating investments, net	12	9	35	25
General and administrative expenses	252	253	739	711
Operating income	82	172	425	469
Other income (expense)
Interest expense	(23)	(22)	(68)	(70)
Non-operating retirement benefit	44	37	134	111
Other, net	9	2	21	11
Earnings before income taxes	112	189	512	521
Federal and foreign income tax expense	11	41	85	114
Net earnings	$101	$148	$427	$407

Basic earnings per share	$2.56	$3.70	$10.81	$10.18
Weighted-average common shares outstanding	39.5	40.0	39.5	40.0

Diluted earnings per share	$2.56	$3.70	$10.81	$10.18
Weighted-average diluted shares outstanding	39.5	40.0	39.5	40.0

Dividends declared per share	$1.30	$1.24	$3.90	$3.72

Net earnings from above	$101	$148	$427	$407
Other comprehensive income (loss)
Change in unamortized benefit plan costs	5	4	14	13
Tax expense for items of other comprehensive income	(2)	(2)	(4)	(4)
Other comprehensive income, net of tax	3	2	10	9
Comprehensive income	$104	$150	$437	$416

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$10	$430
Accounts receivable, net of allowance for expected credit losses of $2 million as of 2024 and $8 million as of 2023	436	461
Contract assets	1,714	1,537
Inventoried costs	205	186
Income taxes receivable	173	183
Prepaid expenses and other current assets	91	83
Total current assets	2,629	2,880
Property, Plant, and Equipment, net of accumulated depreciation of $2,544 million as of 2024 and $2,467 million as of 2023	3,384	3,296
Operating lease assets	249	262
Goodwill	2,618	2,618
Other intangible assets, net of accumulated amortization of $1,091 million as of 2024 and $1,009 million as of 2023	809	891
Pension plan assets	985	888
Miscellaneous other assets	408	380
Total assets	$11,082	$11,215
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	579	554
Accrued employees’ compensation	345	382
Short-term debt and current portion of long-term debt	898	231
Current portion of postretirement plan liabilities	129	129
Current portion of workers’ compensation liabilities	224	224
Contract liabilities	743	1,063
Other current liabilities	418	449
Total current liabilities	3,336	3,032
Long-term debt	1,709	2,214
Pension plan liabilities	219	212
Other postretirement plan liabilities	232	241
Workers’ compensation liabilities	448	449
Long-term operating lease liabilities	213	228
Deferred tax liabilities	316	367
Other long-term liabilities	406	379
Total liabilities	6,879	7,122
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,713,746 shares issued and 39,129,037 shares outstanding as of 2024, and 53,595,748 shares issued and 39,618,880 shares outstanding as of 2023	1	1
Additional paid-in capital	2,037	2,045
Retained earnings	5,026	4,755
Treasury stock	(2,449)	(2,286)
Accumulated other comprehensive loss	(412)	(422)
Total stockholders’ equity	4,203	4,093
Total liabilities and stockholders’ equity	$11,082	$11,215

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2024	2023
Operating Activities
Net earnings	$427	$407
Adjustments to reconcile net cash provided by operating activities:
Depreciation	160	163
Amortization of purchased intangibles	82	96
Other non-cash transactions, net	7	16
Stock-based compensation	15	27
Deferred income taxes	(55)	(81)
Gain on investments in marketable securities	(22)	(10)
Change in
Accounts receivable	31	(62)
Contract assets	(177)	(60)
Inventoried costs	(19)	(12)
Prepaid expenses and other assets	(9)	(66)
Accounts payable and accruals	(354)	45
Retiree benefits	(84)	(55)
Net cash provided by operating activities	2	408
Investing Activities:
Capital expenditures
Capital expenditure additions	(253)	(164)
Grant proceeds for capital expenditures	14	14
Investment in affiliates	—	(24)
Proceeds from disposition of equity method investments	—	61
Other investing activities, net	1	2
Net cash used in investing activities	(238)	(111)
Financing Activities:
Repayment of long-term debt	(229)	(455)
Proceeds from revolving credit facility borrowings	42	—
Repayment of revolving credit facility borrowings	(42)	—
Net borrowings on commercial paper	396	—
Debt issuance costs	(7)	—
Dividends paid	(154)	(149)
Repurchases of common stock	(162)	(37)
Employee taxes on certain share-based payment arrangements	(25)	(13)
Other financing activities, net	(3)	(1)
Net cash used in financing activities	(184)	(655)
Change in cash and cash equivalents	(420)	(358)
Cash and cash equivalents, beginning of period	430	467
Cash and cash equivalents, end of period	$10	$109
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$170	$227
Cash paid for interest	$66	$63
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$12	$6

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “shipbuilding revenue,” “shipbuilding operating margin,” "Mission Technologies EBITDA," “Mission Technologies EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net earnings as a measure of our performance or net cash provided or used by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

Certain of the financial measures we present are adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2024	2023	2024	2023
Ingalls revenues	$664	$711	$2,031	$1,952
Newport News revenues	1,412	1,453	4,381	4,468
Mission Technologies revenues	709	685	2,224	1,954
Intersegment eliminations	(36)	(33)	(105)	(97)
Sales and Service Revenues	2,749	2,816	8,531	8,277

Operating Income	82	172	425	469
Operating FAS/CAS Adjustment	16	19	48	55
Non-current state income taxes	(1)	(4)	(3)	(12)
Segment Operating Income	97	187	470	512
As a percentage of sales and service revenues	3.5%	6.6%	5.5%	6.2%
Ingalls segment operating income	49	73	165	193
As a percentage of Ingalls revenues	7.4%	10.3%	8.1%	9.9%
Newport News segment operating income	15	90	208	269
As a percentage of Newport News revenues	1.1%	6.2%	4.7%	6.0%
Mission Technologies segment operating income	33	24	97	50
As a percentage of Mission Technologies revenues	4.7%	3.5%	4.4%	2.6%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$213	$335	$2	$408
Less capital expenditures:
Capital expenditure additions	(88)	(53)	(253)	(164)
Grant proceeds for capital expenditures	11	11	14	14
Free cash flow	$136	$293	$(237)	$258

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2024	2023	2024	2023
Mission Technologies sales and service revenues	$709	$685	$2,224	$1,954

Mission Technologies segment operating income	$33	$24	$97	$50
Mission Technologies depreciation expense	3	2	8	8
Mission Technologies amortization expense	25	27	75	82
Mission Technologies state tax expense	2	3	6	9
Mission Technologies EBITDA	$63	$56	$186	$149
Mission Technologies EBITDA margin	8.9%	8.2%	8.4%	7.6%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com